                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE


                  FOR VALUE RECEIVED, OptiCare Health Systems, Inc., a Delaware corporation, formerly known as Saratoga Resources, Inc. (the "Borrower"), having a business address at 87 Grandview Avenue, Waterbury, CT 06708, hereby unconditionally promises to pay to the order of MARLIN CAPITAL, L.P., its successors and assigns (the "Holder"), without setoff, at August 13, 2002, unless the payment date of this Note is accelerated pursuant to Section 4 hereof (the "Maturity Date"), at its offices at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580, or at such other place as the holder or holders of this Note may from time to time designate, in lawful money of the United States of America and in immediately available funds, the principal amount equal to FOUR MILLION DOLLARS ($4,000,000.00). The Borrower further promises to pay interest in like money and funds to the Holder at its office set forth above (or at such other place as the holder or holders of this Subordinated Promissory Note may from time to time designate) on the unpaid principal amount of the loan to the Borrower from time to time outstanding from and including the date hereof until paid in full at the rates and on the dates determined in accordance with this Subordinated Promissory Note (the "Note").

                   1. INTEREST PAYMENT. (a) This Note shall bear no interest from the date hereof until February 13, 2000. Commencing February 14, 2000, this Note shall bear interest compounded quarterly to the Maturity Date on the unpaid principal balance hereof and accrued interest at the rate of nine (9%) percent per annum, and after the Maturity Date (whether by acceleration or otherwise) or in the Event of Default, at the rate of twelve (12%) percent per annum. Interest shall be calculated on the basis of actual days elapsed over a 360-day year.

                           (b) To the extent not otherwise paid or converted,
all accrued interest shall be paid on the Maturity Date (whether by acceleration or otherwise).

                  Notwithstanding any provision of this Note, the Holder does not intend to charge and shall not charge and the Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of New York, or other applicable jurisdictions; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to the Borrower or credited against principal, at the option of the Holder.

                   2. PRINCIPAL PAYMENT. The principal amount of all the Note not previously returned to the Borrower shall be due and payable to the Holders in full on the Maturity Date, together with any and all accrued interest through the Maturity Date.

                   3. ACTIONS REQUIRING THE CONSENT OF HOLDERS OF THE NOTE. As long as this Note is outstanding, the written consent of the Holders of at least an aggregate of 66-2/3% of the principal amount of the Note at the time outstanding shall be necessary for effecting or validating any of the following transactions:

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                           (a) The sale, conveyance, or other disposition of all
or substantially all of the property or business of the Borrower or effectuation of any transaction or series of related transactions in which more than 66-2/3% of the voting power of the Borrower is disposed of;

                           (b) The liquidation, dissolution or winding-up,
whether voluntary or involuntary, of the Borrower or any of its material subsidiaries or any merger or consolidation of the Borrower or any material subsidiary with or into another entity unless immediately following such merger or consolidation, the merged or consolidated entity shall have a tangible net worth equal to or greater than that of the Borrower immediately prior to the merger or consolidation or the sale of all or substantially all the assets of the Borrower or any subsidiary, other than with or into the Borrower or any subsidiary of the Borrower;

                           (c) The declaration or payment of any dividends
(other than stock dividends) to the holders of common stock of the Borrower or any other class of capital stock of the Borrower; or

                           (d) the repurchase or redemption of any shares of
capital stock of the Borrower.

                   4. EVENTS OF DEFAULT. The following shall constitute "Events of Default" hereunder:

                           (a) Borrower shall have failed to make any payment
due hereunder within ten (10) days after the due date thereafter, and shall fail to make such payment for an additional ten (10) days after written notice of such non-payment; or

                           (b) Borrower shall have breached any material
obligation under this Note, and such breach shall not have been cured within thirty (30) days after receipt by Borrower of the Holder's written demand to cure such breach including a material breach of Sections 11 and 12 hereof;

                           (c) The Agent (as defined in Section 9 below) shall
either have accelerated the maturity of the Senior Indebtedness (as defined in Section 9 below) or instituted actions or proceeded to protect and enforce its rights and remedies under the Loan Agreement either by suit in equity or by action at law or there shall exist for a period of 180 days an Event of Default under the Loan Agreement (as defined in Section 9 below) on any Senior Indebtedness.


Upon the occurrence of an Event of Default hereunder, the Holder may by written notice to Borrower declare the entire unpaid principal amount of this Note together with accrued interest and charges thereon due and payable, and such amount may be collected forthwith, subject to Section 9 hereof.

                   5. [INTENTIONALLY OMITTED]

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                   6. ASSIGNMENT. The undersigned acknowledges that the Holder may assign, transfer or sell all or a portion of its rights and interests to and under this Note to one or more Persons and that such Persons shall thereupon become Holder vested with all of the rights and benefits of the Holder in respect hereof as to all or that portion of the Note which is so assigned, transferred or sold.

                   7. NON-WAIVER. The failure at any time of the Holder to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of the Holder shall be cumulative and may be pursued singly, successively or together, at the option of the Holder. The acceptance by the Holder of any partial payment shall not constitute a waiver of any default or of any of the Holder's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by the Holder unless the same shall be in writing, duly signed on behalf of the Holder; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Holder or the obligations of Borrower to the Holder in any other respect at any other time.

                   8. APPLICABLE LAW, VENUE AND JURISDICTION; SERVICE OF PROCESS. This Note is governed by and has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. This Note shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Note agree that any breach of any term or condition of this Note shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Note or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum.

                  9. SUBORDINATION TERMS

                  Section 9.1. Note Subordinated to Senior Indebtedness

                  By its acceptance to this Note, the holder thereof (the "Noteholder") agrees that (a) the payment of the principal of and interest on this Note and (b) any other payment in respect of this Note, including on account of the acquisition or redemption of this Note by the Borrower is subordinated, to the extent and in the manner provided in this Section 9, to the prior payment in full of all Senior Indebtedness of the Borrower whether outstanding at the date of this Note or thereafter

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created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                  This Section 9 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                  Section 9.2. Payment Subordination

                  No payment shall be made by the Borrower or its Subsidiaries, and the Noteholder will not ask for, demand, sue for, take or receive from the Borrower or any of its Subsidiaries, by setoff or in any other manner, the whole or any part of the Subordinated Obligations if at the time thereof, or giving effect thereto, there exists or would exist a Default or Event of Default under the Loan Agreement.

                  Section 9.3. Liens Subordination

                  The Noteholder represents and agrees that the Subordinated Obligations are and will remain unsecured and agrees that neither the Noteholder nor any Person acting for the benefit of the Noteholder, will ask for, demand, sue for, take, receive or possess any lien, claim, security interest, security title or any other encumbrance on or interest in all or any portion of the assets of Borrower or any of its subsidiaries as security for or in payment of all or any portion of the Subordinated Obligations.

                  Section 9.4. Subrogation

                  Regardless of whether the Senior Indebtedness is secured or unsecured, the holders of the Senior Indebtedness shall be subrogated to Noteholder with respect to Noteholder's claims against the Borrower in respect of the Subordinated Obligations until all of the Senior Indebtedness of the Borrower and its Subsidiaries shall have been paid and fully satisfied and the provisions of this Section 9 have been terminated in accordance with Section 9.8 hereof, unless, and to the extent that, the Borrower shall be in compliance with all of the covenants contained in the Loan Documents before and immediately after giving effect to any payment in respect of such claims.

                  Section 9.5. Priority on Distribution

                  In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or any of its Subsidiaries or readjustment of the obligations and indebtedness of the Borrower or any of its Subsidiaries, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Obligations, or the application of the assets of Borrower or any of its Subsidiaries to the payment or liquidation thereof, or the dissolution or other winding up of the Borrower's or such Subsidiary's business, or upon the sale or other disposition of all or substantially

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all of the Borrower's or its Subsidiaries assets or of all of the issued and outstanding shares of capital stock of the Borrower or any Subsidiary, then, and in any such event, (a) the holders of the Senior Indebtedness shall be entitled to receive payment in full of any and all of the Senior Indebtedness then owing to them prior to the payment of all or any part of the Subordinated Obligations, and (b) any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Obligations shall be paid or delivered directly to the Agent for application on any of the Senior Indebtedness owing, due or not due, until such Senior Indebtedness shall have first been fully paid and satisfied.

                  Section 9.6. Grant of Authority to the Holders of the Senior
                               Indebtedness

                  In order to enable the holders of the Senior Indebtedness to enforce their respective rights hereunder in any such action or proceeding, the Agent, or any Person designated by it, in either case for the benefit of the holders of the Senior Indebtedness, is hereby irrevocably authorized and empowered, in its discretion prior to the full payment and satisfaction of the Senior Indebtedness (subject in all respect to Section 9.8 hereof), unless, and to the extent that, the Borrower shall be in compliance with all of the covenants contained in the Loan Documents to: (a) make and present for and on behalf of Noteholder such proofs of claims against the Borrower on account of the Subordinated Obligations as the holders of the Senior Indebtedness may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Indebtedness, owing to the holders of the Senior Indebtedness, or any of them; (b) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefore, and (c) to file claims and take such other acts or commence such other proceedings, in either the Agent's own name or in the name of Noteholder or otherwise, as either the Agent or the holders of the Senior Indebtedness may deem necessary or advisable for the enforcement of this Subordinated Note. Noteholder shall execute and deliver to the holders of the Senior Indebtedness such powers of attorney, assignments or other instruments or documents, as may be reasonably requested by the holders of the Senior Indebtedness, or any of them, in order to confirm the right of the Agent, for the benefit of the holders of the Senior Indebtedness, to enforce any and all claims upon or with respect to any or all of the Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Obligations, all for the benefit of the holders of the Senior Indebtedness.

                  Section 9.7. Payments Received by Noteholder

                  Should any payment or distribution or security or instrument or proceeds thereof be received by Noteholder upon or with respect to the Subordinated Obligations prior to the satisfaction of all of the Senior Indebtedness and the termination of the provisions of this Section 9 in accordance with Section 9.8 hereof, unless such payment is made in compliance with the provisions of Section 9.2 hereof, Noteholder shall receive and hold the same in trust, as trustee, for the benefit of holders of the Senior Indebtedness and shall forthwith deliver the same to the Agent in precisely the form received (except for endorsement or assignment by Noteholder where necessary), for

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application on any of the Senior Indebtedness of the Borrower, due or not due,
and, until so delivered, the same shall be held in trust by Noteholder as the property of the holders of the Senior Indebtedness. In the event of the failure of Noteholder to make any such endorsement or assignment to holders of the Senior Indebtedness, the Agent, or any person designated by it, is hereby irrevocably authorized to make the same.

                  Section 9.8. Term

                  The provisions of this Section 9 constitute a continuing agreement of subordination and shall remain in effect until the Senior Indebtedness has been indefeasibly paid and satisfied in full and either the Loan Agreement has been terminated in writing by the holders of the Senior Indebtedness or the rights of the Borrower to receive loans or extension of credit under the Loan Agreement have been terminated; provided, however, that this Subordinated Note shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Senior Indebtedness is rescinded or must otherwise be restored by any Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower and/or any of its Subsidiaries or otherwise. Subject to the obligations of the Noteholder hereunder, nothing herein shall be deemed to limit or diminish in any manner any rights and remedies available to the Noteholder with respect to any other creditors (other than the Agent or the Lenders), indebtedness, liabilities or obligations of the Borrower (other than the Senior Indebtedness).

                  Section 9.9. Additional Agreements in Favor of the Holders of
                               Senior Indebtedness

                  The Agent and the Lenders, or any of them, at any time and from time to time, may enter into such agreement or agreements with the Borrower or any of its Subsidiaries as the holders of the Senior Indebtedness, or any of them, may deem proper extending the time of payment of or renewing, modifying, amending or otherwise altering the terms of all or any of the Senior Indebtedness, or affecting the security underlying any or all of the Senior Indebtedness, or may exchange, sell, release, surrender or otherwise deal with any such security, without in any way impairing or affecting the effectiveness of the subordination provisions contained in this Section 9.

                  Section 9.10 Noteholder's Waivers

                  All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon the subordination provisions contained in this
Section 9, and Noteholder expressly waives all notice of the acceptance by the holders of the Senior Indebtedness of the subordination and other provisions of this Subordinated Note, all other notices whatsoever, and reliance by the holders of the Senior Indebtedness upon the subordination and other agreement as herein provided. By its acceptance of this Subordinated Note, the Noteholder agrees that: (a) no holder of the Senior Indebtedness has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement or the other Loan Documents, or the collectibility of the Senior Indebtedness; (b) the holders of the Senior Indebtedness shall be entitled to manage and supervise the loans and other extensions of credit from the holders of the Senior Indebtedness in the Borrower in accordance with their usual practices, modified form time to time as they deem appropriate under the circumstances without regard to the existence of any rights that Noteholder may now or hereafter have in or to any of the assets of the Borrower; and (c) no holder of the Senior Indebtedness shall have any liability to Noteholder for, and Noteholder waives any claim which it may now or hereafter have against the holders of the Senior Indebtedness, or any of them, arising out of, any and all actions which the holders of the Senior Indebtedness, in good faith, take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Collateral, actions with respect to the occurrence of an Event of Default (as defined in the Loan Agreement), actions with respect to the foreclosure upon, sale of, release of, depreciation of or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor, guarantor or any other party) with respect to the Loan Agreement or the other Loan Documents or the collection of the Senior Indebtedness or the valuation, use, protection or release or the Collateral.

                  Section 9.11. Subordination Rights Not Impaired by Acts or Omissions of the Borrower or Holders or Senior Indebtedness.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Section 9 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or its Subsidiaries or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower with the terms of this Subordinated Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may extend, renew, modify, or amend the terms of the Senior Indebtedness or any security therefore and release, sell or exchange such security or otherwise deal freely with the Borrower, all without affecting the liabilities and obligations of the Noteholders to the holders of the Senior Indebtedness.

                  Section 9.12. Application of Payment

                  All payments received by the holders of the Senior Indebtedness, or any of them, from the Borrower may be applied and reapplied, in whole or in part, to any of the Senior Indebtedness, as the holders of the Senior Indebtedness, as the case may be, in their sole discretion, deem appropriate.

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                  Section 9.13.  Definitions.

                  When used in this Note, the following terms shall have the following respective meanings.

                  "Agent" shall mean Bank Austria Creditanstalt Corporate Finance, Inc., in its capacity as agent for such Lenders under the Loan Agreement, together with any successor or replacement agent or any co-agent under the Loan Agreement.

                  "Collateral" shall have the meaning ascribed to it in the Loan Agreement.


                  "Indebtedness" shall mean, as applied to the Borrower, (a) all indebtedness, obligations or other liabilities, contingent or otherwise for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, under profit payment agreements or similar agreements or capital lease obligations; and (b) all indebtedness, obligations or other liabilities of such Person or others secured by a lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time.

                  "LC Issuer" shall have the meaning ascribed to such term in the Loan Agreement.

                  "Lenders" shall have the meaning ascribed to such term in the Loan Agreement.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrances, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security increase under the UCC or comparable law of any jurisdiction).

                  "Loan Agreement" shall mean that certain Amended and Restated Loan and Security Agreement dated the date hereof, among the Borrower, certain of its subsidiaries, the LC Issuer, the Lenders and the Agent, as heretofore, now or hereafter renewed, amended, modified, supplemented and/or restated or any loan agreement entered into by the Borrower that supercedes and replaces the Loan Agreement.

                  "Loan Documents" shall mean any other instrument, document and agreement form time to time entered into by the Borrower or any of its Subsidiaries pursuant to or in connection with the Loan Agreement or any other Loan Document.

                  "Person" shall mean and include any individuals, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, Borrower, institution, entity, party or government (whether national, federal, state, county, city, municipal, or

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otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Senior Indebtedness" shall mean any and all indebtedness, liabilities and obligations of the Borrower or any of its Subsidiaries of every kind and nature (including, without limitation, principal, interest, charges, expenses, attorneys' fees and other sums chargeable to the Borrower or any of its Subsidiaries and future advances made to or for the benefit of the Borrower or any of its Subsidiaries including any interest that accrues during any proceeding under the Bankruptcy Code of 1978, as amended, whether or not such interest is allowed as a claim in such proceeding) owed or owing to Agent, the LC Issuer or any Lender arising under the Loan Agreement, or arising pursuant to any of the Loan Documents, or acquired from Agent by any holder of the Senior Indebtedness from any other source, guaranty, Indemnification, interest rate swap, cap, collar or similar interest rate hedge agreement or in any other manner, in each case whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired or arising.

                  "Subordinated Indebtedness" shall mean Indebtedness of the Borrower that has been subordinated to the Senior Indebtedness under the Loan Agreement or successor or replacement senior credit agreement.

                  "Subordinated Obligations" shall mean any and all monies which may now or hereafter be owing by Borrower or any of its Subsidiaries to a Holder under or arising from this Note, principal or interest, due or not due, direct or indirect, absolute or contingent, primary or secondary, now existing or hereafter acquired or arising.

                  "Subsidiary" shall mean any Person, of which more than fifty percent (50%) of the outstanding shares of capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such Borrower or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or by one or more "Subsidiaries" of the Borrower.

                   10. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower and the Holder and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of the Borrower hereunder can be assigned without prior written consent of the Holder.

                  11. CONVERSION

                  Section 11.1. Conversion. On or after the date which is one year of the date hereof, and prior to the maturity of this Note or, if sooner, the Redemption Date (as hereinafter defined), the holder of this Note shall have the right, at the option of such holder (whether or not payment upon this Note is prohibited by the subordination provisions of Section 9) to convert, subject to the terms and provisions of this Section 11, all of the principal evidenced by this Note held by such holder,

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together with all accrued interest thereon into the number of fully paid and nonassessable shares (the "Shares") of common stock, par value $.001 per share ("Common Stock"), of the Company as shall be equal to the aggregate principal amount of this Note, together with all accrued interest thereon, divided by the Conversion Price (as defined below) then in effect, by delivery of this Note to the Company at the business address of the Company; provided, that the Company shall not be required to issue any fractional shares in connection with any conversion pursuant to this Section 11. Each such conversion shall be made as specified hereunder and in accordance with the procedures and form of conversion notice ("Conversion Notice") set out in Exhibit A.

                  Section 11.2. Delivery of Stock Certificates; Time Conversion Effective; No Adjustment for Interest or Dividends. As promptly as practicable after the receipt of a Conversion Notice from the holder of this Note (and in any case within three Trading Days (as defined below) after the Conversion Date (as defined below)), the Company shall deliver or cause to be delivered to or upon the written order of the holder of this Note so surrendered, certificates representing the number of fully paid and nonassessable Shares into which this
Note is being converted. Subject to the following provisions of this Section 11.2, such conversion shall be deemed to have been made at the close of business on the date of the Company's receipt of a properly completed and duly executed Conversion Notice (the "Conversion Date"), so that the rights of the holder of this Note as a holder thereof, shall cease at such time and the person or persons entitled to receive any of the Shares upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such Shares at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed, shall be effective to constitute the person or persons entitled to receive Shares upon such conversion as the record holder or holders of such Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open or the Company is required to convert this Note. If such certificate or certificates are not delivered to or as directed by the applicable holder on or before the fourth (4th) Trading Day after the Conversion Date, the Company shall pay to such holder, in cash, as liquidated damages, in addition to any and all other remedies given hereunder or now or hereafter existing at law or equity, $250 for each Trading Day after such fourth Trading Day until the Trading Day that the certificate or certificates are delivered to or as directed by the applicable holder of this Note.

                  If the day for the exercise of the conversion right shall not be a Trading Day, then such conversion right will automatically be deemed to be exercised on the next succeeding day which is a Trading Day.

                  Section 11.3. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as of the Conversion Date as follows:

                           (a) In case the Company shall, after the date hereof,
(i) pay a stock dividend or make a distribution in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class),
(ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, or (v) issue shares of Common Stock for a price lower than the Closing Price of Common Stock on the first Trading Day after the Effective Time (except pursuant to any stock option plan or restricted stock plan in effect at the Effective Time), the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of a Note thereafter surrendered for conversion shall be entitled to receive an equivalent number of shares of capital stock of the Company which he would have owned immediately following such action had such Note been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                           (b) In any case in which this Section 11.3 shall
require that an adjustment be made immediately following a record date or an effective date, the Company may elect to defer (but only until five Business Days following the mailing by the Company to the holder of this Note of the certificate required by subsection (d) of this Section 11.3) issuing to the holder of this Note converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

                           (c) No adjustment in the Conversion Price shall be
required to be made unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11.3 shall be made to the nearest cent.

                           (d) Whenever the Conversion Price is adjusted as
provided in Section 11.3(a) herein, the Company will promptly mail to the holder of the Note, a certificate of the Company's Treasurer or Chief Financial Officer setting forth the Conversion Price as so adjusted and a brief statement of facts accounting for such adjustment.

                           (e) Irrespective of any adjustment or change in the
Conversion Price and the number of Shares actually purchasable under the Note, the Note theretofore and thereafter issued may continue to express the Conversion Price per Share and the number of Shares purchasable thereunder as the Conversion Price per Share and the number of Shares purchasable as expressed in the Note when initially issued.

                  Section 11.4. Company's Consolidation or Merger. If the Company shall at any time consolidate or merge with and into another corporation, (a) the Company shall give at least twenty (20) days prior written notice to the holder of the Note of such consolidation or merger and the terms thereof, and (b) the holder of a Convertible Note shall thereafter be entitled to receive, upon the conversion thereof, the securities or property to which a holder of the number of Shares then deliverable upon the conversion thereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of this Note shall thereafter be applicable, as nearly as reasonably may be in relation to any securities or property thereafter deliverable upon the conversion of the Note including, but not limited to, obtaining a written acknowledgment from the continuing corporation or other appropriate corporation of its obligation to supply such securities or property upon such conversion and to honor the obligations under this Note. A sale of all or substantially all the assets of the Company shall be deemed a consolidation or merger for the foregoing purposes.

                  Section 11.5. Reserve of Sufficient Shares. The Company will reserve and keep available a sufficient number of shares of its Common Stock to satisfy the conversion requirements of this Note. The Company will take all such action as may be necessary to insure that all Shares issued upon conversion of this Note will be duly and validly authorized and issued and fully paid and nonassessable.

                  Section 11.6. Taxes on Conversion. The issuance of certificates for Shares upon the conversion of the Note shall be made without charge to the holder of this Note converting the Note for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of the Note converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Section 11.7. Notice to the Holder of Note. In case at any time:

                           (a) the Company shall take any action which would
require an adjustment in the Conversion Price pursuant to Section 11.4(a); or

                           (b) there shall be any capital reorganization or
reclassification of the Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), whether or not such reorganization or reclassification results in an adjustment in the Conversion Price, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

                           (c) there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the Holder of the Note, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such adjustment, distribution, reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Conversion Price and the kind and amount of the Shares and other securities and property deliverable upon conversion of the Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such adjustment, distribution, reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to convert the Note into Shares shall terminate).

         Without limiting the obligation of the Company to provide notice to the Holders of this Note or Shares of corporate action hereunder, it is agreed that failure of the Company to give such notice shall not invalidate such corporate action of the Company.

                  Section 11.8. Definitions

                  When used in this Sections 11 or 12, the following terms shall have the following respective meanings:

                  Closing Price: means (i) the last reported sale price as reported on the American Stock Exchange or any successor principal National securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on the American Stock Exchange or any other national securities exchange or on the NASDAQ National Market System, the average of the highest reported bid and lowest reported asked price as furnished by NASDAQ, the National Quotation Bureau, Inc., or comparable system or organization, or (iii) in the absence of any of the foregoing, the fair market value as determined in good faith by the Board of Directors of the Company (which determination shall be conclusive).

                  Conversion Price: means to the greater of (x) the Closing Price of Common Stock on the first trading day after the Effective Time (as defined in the Merger Agreement) and (y) 90% of the average closing price of Common Stock for the 20 Trading Days next preceding the conversion date, as the same may be adjusted from time to time in accordance with the terms of this Note.

                  Merger Agreement: shall mean the Agreement and Plan of Merger, dated as of April 12, 1999, among Saratoga Resources, Inc., PrimeVision Health, Inc., OptiCare Eye Health Centers, Inc., PrimeVision Shellco Merger Corporation and OptiCare Shellco Merger Corporation.

                  Redemption Price: means the principal amount of the Note then being redeemed or repaid together with all accrued interest on the unpaid principal amount hereof.

                  Trading Day: means (a) a day on which the Common Stock is traded on the American Stock Exchange or other stock exchange or market on which the Common Stock is then listed, or (b) if the Common Stock is not listed on the American Stock Exchange or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in
(a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday,

Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  Section 11.9 Registration Rights.

                  The Shares into which this Note may be converted shall possess the same registration rights that are afforded to the common stock issued or to be issued to the Lenders (as defined in Section 9 hereof) in connection with the Loan Documents (as defined in Section 9 hereof). Notwithstanding anything to the contrary above if a registration of securities of the Company involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which would have a material adverse effect on such offering, including the price at which such shares can be sold, all securities proposed to be registered by the Lenders pursuant to the terms of the Loan Documents shall have priority over the registration of all securities proposed to be registered by the holders of this Note.

                  12. MANDATORY REDEMPTION OF CONVERTIBLE NOTES BY THE COMPANY.

                  The Company shall not directly or indirectly, call, prepay, redeem, or repurchase, any this Note or any portion thereof prior to the Maturity Date, except as set forth in this Section 12.

                  Section 12.1. Mandatory Redemption by the Company. (a) The Company shall redeem, subject to the provisions contained in Section 9 hereof and limited to proceeds received by the Company pursuant to Section 2.13 of the Loan Agreement, this Note (if not converted) at the Redemption Price therefor pursuant to the terms of this Section 12 to the extent that the Company raises net proceeds in the aggregate from the public or private sales of common stock or Convertible Securities of the Company at any time and from time to time after the date hereof in an amount in excess of $3,000,000. It is understood that the first $3,000,000 of net proceeds from such sales of common stock or Convertible Securities received within 180 days of the date hereof shall first be paid to the Lenders pursuant to the terms of the Loan Agreement. In addition, it is understood that the first half of net proceeds from such sales of common stock or Convertible Securities received after 180 days of the date hereof shall first be paid to the Lenders pursuant to the terms of the Loan Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Holder of this Note has the right to convert this Note into shares of Common Stock pursuant to the provisions of Section 11 hereof when the Holder of this Note receives the Redemption Notice, then the Holder may exercise such right of conversion by delivery of a Conversion Notice to the Company within three Trading Days after its receipt of such Redemption Notice. For purposes of this
Article 12, the term "Convertible Securities" shall mean any debt or other security convertible into common stock, which (i) is subordinated to at least the same extent as such Subordinated Obligations to the payment of all Senior Indebtedness then outstanding and which, in any case, does not mature or become subject to a mandatory redemption obligation prior to six months after the maturity of such Senior Indebtedness (ii) has terms substantially as favorable to the Borrower as the terms under this Note and (iii) shall pay interest in kind or bear interest at a rate of and be payable at a frequency not greater than that required by this Note.

                  Section 12.2. Notice of Redemption. The Company shall redeem this Note pursuant to Section 12.1 by giving notice of such redemption (the "Redemption Notice"), by personal delivery, overnight courier, certified mail or by facsimile, signed by an authorized officer, to the Holders of the Notes, not less than ten (10) days prior to the date upon which the redemption is to be made (the "Redemption Date"). The Redemption Notice shall specify (i) the aggregate principal amount of the Note to be redeemed, (ii) the date of such redemption, and (iii) the Redemption Price, if applicable.

                  Section 12.3. Partial Redemption. In the event of a partial redemption by the Company pursuant to this Article 12, the aggregate principal amount of each redemption of Note pursuant to Section 12.1 hereof, shall be allocated among the Holders of the Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes. Any redemption required to be made hereunder which cannot be made in full, or which can be made only in part, shall be made on such date to the extent possible, and the balance thereof shall be made as soon as permitted thereafter.

                  Section 12.4. Surrender of Notes Upon Redemption. In the event that any Notes shall be redeemed by the Company as provided in this Article 12, interest shall cease to accrue upon such Notes so redeemed.

                   13. GENERAL. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney-in-law, Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees.

                  Presentment for payment, demand, protest and notice of demand, protest and nonpayment, and all other notices are hereby waived by Borrower. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability of Borrower under this Note, either in whole or in part unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  To the extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement exemption, and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

                  If for any reason whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

                  It is possible that remedies at law may be inadequate and, therefore, the Borrower shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the Borrower at law or in equity.

                  This Note shall be construed and enforced in accordance with the substantive laws of the State of New York, without regard to any contrary conflict of laws rules of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be signed by its duly authorized officer.


                                     OPTICARE HEALTH SYSTEMS, INC.
                                     (F/K/A SARATOGA RESOURCES, INC.)



                                     By: /s/ Thomas F. Cooke
                                         -----------------------------------
                                         Name:
                                         Title:

AGREED WITH RESPECT TO
SECTION 9 HEREOF BY:

Marlin Capital L.P.

By:      Marlin Holdings, Inc.
         General Partner


By:      /s/ Ian Ashken
         -----------------------------
         Name: Ian Ashken
         Title:   Vice Chairman

                                    EXHIBIT A

                                CONVERSION NOTICE

OptiCare Health Systems, Inc.
870 Grandview Avenue
Waterbury, CT 06708
Attn: Steven Ditman

              Re: OptiCare Health Systems, Inc. (the "Company") Convertible Note

                  The undersigned hereby elects to convert the principal amount of the Convertible Note of the Company indicated below into shares of Common Stock, par value $.001 per share of the Company, as of the following date:

Date to Effect Conversion:


Principal amount of
Convertible Notes being Converted:

Conversion Price (calculated as follows):

Number of shares of Common Stock to be received:

Delivery Instructions:

Certificates to be
issued in the name of:

Certificates to be
delivered to:

Date:__________________            __________________________________
                                   Authorized signature of Registered Holder

Acknowledged and Confirmed:

OptiCare Health Systems, Inc.


By:_________________________
     Name: